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                                                                      EXHIBIT 21

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                     STATE OF                       OWNERSHIP OF
                      NAME                        INCORPORATION                  VOTING SECURITIES
                      ----                        -------------                  -----------------
ACTIVE:

  The Wendt-Bristol Company                          Delaware     100% by The Wendt-Bristol Health
   ("Wendt-Bristol")                                              Services Corporation

  Wendt-Bristol Diagnostics                            Ohio       85.87% by Wendt-Bristol
   Company

  American Living Centers, Inc.                        Ohio       100% by Wendt-Bristol

  Ethan Allen Care Center, Inc.                        Ohio       100% by American Living Centers, Inc.
   dba Bristol House of Springfield

INACTIVE:

  Wendt-Bristol Home Health Care
   Company                                             Ohio       100% by Wendt-Bristol

  Wendt-Bristol Organizational                         Ohio       100% by Wendt-Bristol
   L.P., Inc.

  1275 Olentangy River Road                            Ohio       Wendt-Bristol is the sole general and
   Limited Partnership (1)                                        limited partner

  Consolidated Medical                                 Ohio       100% by Wendt-Bristol Home Health
   Services, Inc.                                                 Care Company

  CMSI Medco Limited                                   Ohio       Consolidated Medical Services is the
   Partnership (1) (2)                                            sole general partner

  American Care Center, Inc.                           Ohio       100% by American Living Centers, Inc.
   dba Bristol House of Columbus

  Congress Liquors, Inc.                             Florida      100% by Wendt-Bristol

  Health America, Inc.                                 Ohio       100% by Wendt-Bristol Diagnostics
    dba The Wendt-Bristol Center                                  Company

  American Hospital of Athens, Inc.                    Ohio       100% by Health America, Inc.

  Wendt-Bristol Acquisition, Inc.                      Ohio       100% by Wendt-Bristol

  Wendt-Bristol Acquisition, LLC (3)                 Delaware     100% by Wendt-Bristol

(1)  Limited partnership
(3)  Limited Liability Company
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